Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 17, 2008)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 29, 2008 of $937,300 (or $.17 per share diluted) compared to net income of $629,800 (or $.11 per share diluted) in the first quarter of 2007.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The results of the first quarter were favorable due to the consistent performance of our franchise business and the continued growth of our leasing portfolio.  We are satisfied with the quarter, but are cautious about the remainder of the year.”

Winmark Corporation creates, supports and finances business.  At March 29, 2008, there were 858 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet®, Music Go Round® and there were 51 territories in operation under the Wirth Business Credit® brand.  An additional 53 retail franchises have been awarded but are not open.  In addition, at March 29, 2008, the Company had loans and leases equal to $47.2 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 29, 2008	December 29, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,541,100	$1,253,000
Receivables, less allowance for doubtful accounts of $56,800 and $52,200	2,098,800	2,312,300
Net investment in leases - current	13,646,300	10,554,900
Income tax receivable	976,000	166,300
Inventories	130,200	145,000
Prepaid expenses	986,600	1,104,900
Deferred income taxes	208,200	208,200
Total current assets	19,587,200	15,744,600
Net investment in leases — long-term	31,534,600	31,331,600
Long-term investments	7,420,700	7,496,500
Long-term receivables, net	55,800	59,700
Property and equipment, net	683,100	667,400
Other assets	625,800	625,800
Deferred income taxes	1,021,200	1,021,200
	$60,928,400	$56,946,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$6,670,200	$7,553,600
Current renewable subordinated notes	3,726,100	3,535,900
Accounts payable	1,375,100	1,414,100
Accrued liabilities	2,736,200	2,501,900
Current discounted lease rentals	593,200	27,400
Rents received in advance	1,562,900	1,385,900
Current deferred revenue	1,162,500	1,132,300
Total current liabilities	17,826,200	17,551,100

Long-term line of credit	8,951,500	8,685,000

Long-term renewable subordinated notes	17,197,100	17,486,000

Long-term discounted lease rentals	1,546,100	—

Long-term deferred revenue	596,500	556,000

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,542,262 and 5,417,775 shares issued and outstanding	1,510,900	305,900
Retained earnings	13,300,100	12,362,800

Total shareholders’ equity	14,811,000	12,668,700
	$60,928,400	$56,946,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
REVENUE:
Royalties	$5,331,600	$5,152,900
Leasing income	1,952,600	775,700
Merchandise sales	932,800	1,259,100
Franchise fees	527,500	300,000
Other	132,900	139,200
Total revenue	8,877,400	7,626,900

COST OF MERCHANDISE SOLD	893,900	1,207,200

LEASING EXPENSE	485,900	135,800

PROVISION FOR CREDIT LOSSES	385,100	114,500

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,185,800	4,879,200

Income from operations	1,926,700	1,290,200

LOSS FROM EQUITY INVESTMENTS	(75,800)	(54,800)

INTEREST EXPENSE	(348,400)	(333,000)

INTEREST AND OTHER INCOME	72,800	129,400

Income before income taxes	1,575,300	1,031,800

PROVISION FOR INCOME TAXES	(638,000)	(402,000)

NET INCOME	$937,300	$629,800

EARNINGS PER SHARE - BASIC	$.17	$.11

EARNINGS PER SHARE - DILUTED	$.17	$.11

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,500,833	5,584,731

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,534,645	5,716,521